Investor Presentation April 2016 Exhibit 99.1

Forward-Looking Statements and Non-GAAP Measures Forward-Looking Statements: Certain information contained in this presentation, including, but not limited to, sales, gross margin, free cash flows, EBITDA, capital expenditures and store counts for fiscal 2016 and beyond, constitute forward-looking statements under the federal securities laws. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to execute the Company's DXL strategy and grow market share, failure to compete successfully with our competitors, failure to predict fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, trade and security restrictions and political or financial instability in countries where goods are manufactured, fluctuations in price, availability and quality of raw material, the interruption of merchandise flow from the Company's distribution facility, and the adverse effects of general economic conditions, political issues abroad, natural disasters, war and acts of terrorism on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 30, 2016 filed on March 18, 2016 and other Company filings with the Securities and Exchange Commission. The Company assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Non-GAAP Measures: Adjusted Net Loss, Adjusted Net Loss Per Diluted Share, EBITDA from continuing operations, Free Cash Flow, Internal Rate of Return (IRR) and 4-wall Cash Flow are non-GAAP measures. The Company believes that these non-GAAP measures are useful as additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. Please see Appendix A for additional information concerning these non-GAAP measures and a reconciliation to their respective GAAP measures, as applicable.

Leading Big & Tall Men’s Retailer Exclusive Merchandise Selection Supported by Private Brands and National Designers Significant Growth Plan With Multiple Initiatives and “Mechanical” Rollout of DXL Stores Fully Mapped Out Dominant Position in Growing Big & Tall Category P Powerful and Growing Brand Supported by a Differentiated Big & Tall Customer Experience P P New Store Rollout Strategy for Years to Come P Proven Transformation is Driving Higher Growth, Higher Margins and Higher ROIs Strong Top-Line Growth Supported by Improving Margins, Which Will Drive Cash Flow Generation P P P

Strong Leadership Position in the Sector Other retailers have had limited success in Big & Tall Only 4 stores owned by next-largest pure-play Two of DXL’s largest competitors attempted to create pure-play Big & Tall specialty concepts without success and closed all stores #1 online and brick-and-mortar Big & Tall sales 345 total stores 55% of online traffic share (1) Significant proprietary merchandise differentiates the Company 44% of sales in fiscal 2015 from private label (collection of internally developed brands) 56% of sales in fiscal 2015 from national brands Scale allows DXLG to establish specifications / fit to best address customer needs and ensure fit consistency across brands Better at serving the Big & Tall customer than any other retailer ________________________ (1) Online traffic share of big and tall specialty websites as of 2015 based on third-party competitive intelligence.

Access to Depth of National Brands Creates Competitive Advantage Significant focus on bringing national fashion-oriented brands to Big & Tall customers Strong relationships with many leading designers who do not address Big & Tall in other retail channels Collaborative relationship in design process creates consistent fit and reduces return rate Increasing receptivity from major brands to partner with DXLG given the success and aesthetic of the new Destination XL stores Complementary relationship with private label merchandise offering Good Better Best (28% of National Brands) Good Better Best (51% of National Brands) (16% of National Brands) Luxury (5% of National Brands)

DXL Brand Awareness 2013 2014 2015 “End of Rack” customers are defined as customers with a waist size of 46” or less.

In December, DXL “End of Rack” customers were 47.8% of our bottoms business.

Value of the End of Rack Customer For 2015, the value of the End of Rack consumer has remained consistent: Through January 2016, End of Rack customers visited 46% more often than the 48+ customer. Through January 2016, the End of Rack customer’s annual spend was 103% more than the 48+ customer.

DXL Store Concept Designed Specifically for the Big & Tall Customer Large Changing Rooms Highly Trained Staff that Understands the Customer On-Site Tailoring Wide Aisles Bright Atmosphere Large Selection of Brands One-Stop Shop for the Big & Tall customer

The Destination XL Store Layout – A Lifestyle Approach Effectively displaying the full range of brands and all categories Comfortable tailoring and fitting areas Ambiance appeals to target customers as well as women Located in high traffic locations with convenient access New Graphic from Peter with “Loungewear” Collections / categories arranged in a compelling manner

Destination XL Store Snapshots: Club

Destination XL Store Snapshots: Traditional

Destination XL Store Snapshots: Studio

Destination XL Store Snapshots: Polo Shop

Destination XL Store Snapshots: Active

DXL Roadmap to 400 Stores and Beyond Continue to execute on conversion of existing Casual Male to DXL – 265 stores Additional stores in both existing and new markets in USA – 75 stores Expand DXL concept into more outlet centers – 60 stores Continue to push Omni-channel with best in class web functionality International franchising / licensing model

High-Growth Conversion Strategy from Casual Male to DXL The store growth trajectory in new DXL stores is significantly higher than mature Casual Male XL stores. (1) Customer acquisition in DXL occurs over several years as destination locations take more time to discover than mall locations.

Consistent 4-Wall Cash Flow Model with High IRR DXL Large Store Model DXL Small Store Model ($ in 000s; except psf data) Year 1 Year 2 Year 3 Year 4 Year 5 Sales $870 $1,010 $1,120 $1,230 $1,320 Sales per Square Foot $160 $190 $210 $230 $250 Gross Margin (net of occupancy) $370 $460 $540 $610 $670 Gross Margin % 42.4% 45.8% 48.0% 49.6% 50.9% 4-Wall Cash Flow(1) $120 $220 $280 $330 $380 4-Wall Cash Flow Margin % (1) 14.2% 22.2% 25.2% 27.3% 28.9% Payback Period 2.67 years IRR (5-Year) (1) 33% ($ in 000s; except psf data) Year 1 Year 2 Year 3 Year 4 Year 5 Sales $1,250 $1,440 $1,600 $1,730 $1,850 Sales per Square Foot $150 $180 $200 $210 $220 Gross Margin (net of occupancy) $510 $630 $730 $820 $900 Gross Margin % 40.7% 43.9% 46.1% 47.6% 48.9% 4-Wall Cash Flow (1) $200 $330 $410 $480 $540 4-Wall Cash Flow Margin % (1) 16.1% 23.0% 25.8% 27.7% 29.3% Payback Period (1) 2.38 years IRR (5-Year) (1) 40% (1) 4-Wall Cash Flow, 4-Wall Cash Flow Margin and IRR (Internal Rate of Return are non-GAAP measures, see Appendix A for a definition of these measures. Schaumburg, IL 11,958 sq. ft. Orland Park, IL 5,436 sq. ft. The following tables illustrate the average targeted IRR for a Large Store Model and a Small Store Model and do not represent actual results for a given store.

DXL Stores Driving Impressive Return on Investment DXL Retail Stores1 Average Sq. Ft. Year One Sales PSF Year One 4-Wall Cash Flow PSF Capital Expenditures PSF 2 IRR3 2010 – 2012 (47 stores) 9,554 $151 $22 $80 30.0% 2013 (51 stores) 8,636 $145 $25 $77 38.0% 2014 (39 stores) 7,409 $151 $25 $73 43.0% 2015 (29 stores) 6,891 $160 $23 $71 40.0% DXL Outlet Stores1 2014 - 2015 (9 stores)4 5,042 $165 $24 $38 55.0% 1Average store results 2Capital expenditures, net of tenant allowances 34-Wall Cash Flow and IRR are non-GAAP measures, see Appendix A for a definition of these measures. 4Opened 2 outlet stores in 2014 and 7 outlet stores in 2015 Natick, MA 10,155 sq. ft. Our ability to generate an attractive return on invested capital is a powerful modifier to the quality of our Sales and EBITDA results.

High-Growth Conversion Strategy from Casual Male to DXL 46 97 140 175 206 243 282 317 346 410 357 353 345 347 359 377 391 409 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 0 50 100 150 200 250 300 350 400 450 500 2012 2013 2014 2015 2016E 2017E 2018E 2019E 2020E DXL Casual Male Rochester DXL sf Store Count DXL Store Sq. Ft. Fiscal Total Store Count DXL Store Count DXL store count and square footage steadily increasing while Casual Male XL and Rochester store count and square footage is steadily decreasing over the conversion period.

International Franchising Selected Primary Expansion Opportunities DXLG-Owned Rochester UK store is second-highest performer in chain Kuwait City was first franchisee in 2012. Currently generating Royalty fees of +$200k per year Inbound demand to domestic eCommerce website from over 100 countries today Near-term priorities include Middle East, Western Europe, Mexico and Canada Expect additional stores to open outside the U.S. in 2017 International Big & Tall market is highly fragmented with little brand name assortments

Increasing Operating Leverage *EBITDA from continuing operations is a non-GAAP measure. See Appendix A for a reconciliation to its comparable GAAP measure.

DXL Store Funding from Free Cash Flow Fiscal 2015 produced positive free cash flow of $5.1 million before capital expenditures for DXL stores of $20.1 million In fiscal 2016, DXL stores are projected be funded completely from Free Cash Flow vs. Revolving Credit Facility

Strong Free Cash Flow Trend 2014 2015 2013 Neg. Free Cash Flow* Pos. Free Cash Flow* EBITDA from Continuing Operations* CAPEX / Interest *Free Cash Flow and EBITDA from continuing operations are non-GAAP measures. See Appendix A for a reconciliation to their comparable GAAP measures. 2016E 2017E 2018E 2013 2014 2015 2012

FINANCIAL PERFORMANCE

Fiscal 2015 Highlights DXL comparable store sales On top of +13.7% in fiscal 2014 Total comparable sales On top of +6.4% in fiscal 2014 EBITDA from continuing operations Versus $15.2M in fiscal 2014 +9.7% +4.8% $23.3M Results reflect strength of DXL model

2013 Successful Marketing Drives Performance Fourth Quarter 2015 - Key metrics continue to improve Brand awareness Versus 13% in spring 2013 Marketing expense as % of sales Projecting 4.5% of sales for fiscal 2016 Conversion rate of Casual Male customers Versus Q4 2014 End-of-rack percentage of bottoms business Up from 43.4% in Q4 2014 38% 5.3% +5% 46.4%

Income Statement Highlights ($ in millions, except per share data) * Fiscal 2014 includes a $2.5 million early lease termination payment that was received in Q4 2014. ** Fiscal 2015 includes a $1.4 million accrual in Q4 for the probable payout of performance awards under the long-term incentive plan. ** Diluted non-GAAP EPS is a non-GAAP measure. See Appendix A for a reconciliation to its comparable GAAP measure. Fiscal 2014 Fiscal 2015

Cash Flow And Balance Sheet Highlights FY 2015 FY 2014 Capital Expenditures: DXL stores $20.1 $30.4 Other maintenance/infrastructure 13.3 10.5 Total $33.4 $40.9 Inventory $125.0 $115.2 Clearance inventory 8.1% 8.4% Total debt* $68.1 $52.3 Borrowings under credit facility $42.0 $18.8 Excess availability* $66.0 $77.9 ($ in millions) Lower CAPEX on smaller average DXL store footprint Opened 3 DXL retail stores in Q4; 36 total DXL stores in fiscal 2015 Plan to open 31 DXL stores in fiscal 2016

FY 2016 Outlook 2013 2014 Focus on solid top-line performance, accelerate EBITDA growth Continue to deliver performance in line with our plan Reach more customers who stay longer, spend more money and shop more often Stable operating model generates consistent, predictable results Continue to utilize free cash flow to grow DXL concept

FY 2016 Guidance

($ in millions, except per share data)	Guidance
Sales	**$465.0~$472.0**
Total comparable sales increase	4.8%~5.5%
Gross margin	46.2%~46.5%
EBITDA*	**$31.0~$35.0**
Net loss per share, diluted	$(0.09)~breakeven
Adjusted net loss per share, diluted*	**$(0.05)~breakeven**
Total debt	$64.0~$69.0
Total Capital expenditures	Approximately $30.0
DXL capital expenditures	Approximately $20.6
Free cash flow*	Breakeven to $5.0
Free cash flow before DXL capital expenditures	$20.6-25.6

* EBITDA, Adjusted net loss per share, diluted and Free Cash Flow are non-GAAP measures. See Appendix A for a reconciliation of these non-GAAP measures to their comparable GAAP measures.

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Non-GAAP Reconciliation The Company uses non−GAAP financial measures, such as “EBITDA from continuing operations,” ”Free Cash Flow,” “Adjusted loss,” “Adjusted loss per share,” “4-Wall Cash Flow” and “IRR” (Internal Rate of Return) in assessing its operating performance. The Company believes that these non−GAAP measures serve as an appropriate measure to be used in evaluating the performance of its business. The Company defines EBITDA as Earnings before interest, taxes and depreciation and amortization. EBITDA from continuing operations is before discontinued operations. Free cash flow is defined as cash flow from operating activities less capital expenditures. Adjusted loss and Adjusted loss per share is calculated assuming a normalized tax rate of 40%. The Company’s 4-Wall Cash Flow represents the cash flow at the store level before depreciation expense, corporate overhead, interest and income taxes. IRR is the rate at which the net present value of cash flows from a project or investment equal zero. The Company calculates IRR by taking the initial investment in a store, which includes the build-out costs, net of tenant allowances, plus the cost of inventory at opening against the projected cash flows for the first 5 years. These measures as defined by the Company may not be comparable to similarly titled measures reported by other companies. The Company does not intend for non−GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. The following tables provide a reconciliation of for each of these Non-GAAP measures. . Appendix A The Adjusted loss per share for fiscal 2016 of breakeven to a net loss of $(0.05) per diluted share was calculated, assuming a normal tax benefit of approximately 40%, by taking the 2016 forecasted earnings of breakeven to a net loss of $(0.09) per diluted share and multiplying each by 40% to calculate an estimate income tax provision (benefit) of $0.00-$(0.04) per diluted share, resulting in an adjusted non-GAAP earnings of breakeven to $(0.05) per diluted share.

Non-GAAP Reconciliation, continued

Investor Contact Jeffrey Unger V. P. Investor Relations Destination XL Group, Inc. jeffunger@usa.net 561-482-9715 (o) 561-543-9806 (c) www.DestinationXL.com